 As filed with the Securities and Exchange Commission on March 25, 2019

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MediWound Ltd.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

42 Hayarkon Street
Yavne 8122745, Israel
+972 (77) 971-4100
 (Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
 (Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua G. Kiernan, Esq. Nathan Ajiashvili, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022-4834 Tel.: (212) 906-1200	David Glatt, Adv. Jonathan M. Nathan, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Rd. Ramat Gan 52506, Israel Tel: +972-3-610-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price		Amount of registration fee
Primary Offering:
Ordinary Shares, par value NIS 0.01 per share
Warrants
Debt Securities
Subtotal				$125,000,000	(3)	$4,777.49	(3)(4)
Secondary Offering:
Ordinary Shares, par value NIS 0.01 per share	11,240,127	(5)	$5.14	$57,774,252.78		$0	(6)
Total						$4,777.49

(1)
This Registration Statement covers the offering and sale by the Registrant of such indeterminate number or amount of the Registrant’s ordinary shares, warrants and debt securities (“Securities”) as may, from time to time, be issued at indeterminate prices, and also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities. In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement on behalf of the Registrant exceed $125 million. In addition, up to 11,240,127 ordinary shares may be sold from time to time pursuant to this Registration Statement by the selling shareholders named herein. Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the Registrant’s ordinary shares on the NASDAQ Global Market on March 19, 2019.

(3)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction II.C. of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant will not exceed $125 million (see Note 1 above).

(4)
A registration fee of $12,588 was previously paid by the registrant in connection with the filing, on January 25, 2016, of its Registration Statement on Form F-3 (Registration No. 333-209106) (the “Existing Shelf Registration Statement”) and which registered the offer or sale of an indeterminate number of the Registrant’s Securities up to a proposed maximum offering amount of $125,000,000. The Existing Shelf Registration Statement became effective on March 7, 2016.  As of the date of this filing, 4,400,000 Ordinary Shares have been sold by the Registrant for an aggregate offering price of $22,000,000. The registrant has determined to terminate the offering with respect to the $103,000,000 unsold maximum aggregate offering amount of Securities previously registered under the Existing Shelf Registration Statement. As a result, pursuant to Rule 457(p) under the Securities Act, the registrant is applying $10,372.51 of the registration fee paid in connection with the Existing Shelf Registration Statement, representing the filing fee associated with the $103,000,000 unsold maximum aggregate offering amount of Securities, and such amount of Securities are hereby deemed de-registered under the Existing Shelf Registration Statement. The filing fee of $4,777.49 being paid herewith relates to a proposed maximum offering amount of $125,000,000 offset by the registration fee of $10,372.51 previously paid in connection with the $103,000,000 unsold maximum aggregate offering amount of Securities under the Existing Shelf Registration Statement.

(5)	Represents ordinary shares registered for resale by the selling shareholders.
(6)
A registration fee of $8,429 was previously paid by the registrant in connection with the filing, on January 25, 2016, of its Registration Statement on Form F-3 (Registration No. 333-209106) (the “Existing Shelf Registration Statement”) and which registered the offer or sale of 11,640,827 Ordinary Shares, par value NIS 0.01 per share (the “Ordinary Shares”) by the selling stockholders named therein. The Existing Shelf Registration Statement became effective on March 7, 2016.  As of the date of this filing, no Ordinary Shares have been sold by the selling stockholders.  The registrant has determined to terminate the offering with respect to the 11,640,827 Ordinary Shares previously registered under the Existing Shelf Registration Statement. As a result, pursuant to Rule 457(p) under the Securities Act, the registrant is applying $8,429 of the registration fee paid in connection with the Existing Shelf Registration Statement, representing the filing fee associated with the 11,640,827 Ordinary Shares, and such Ordinary Shares are hereby deemed de-registered under the Existing Shelf Registration Statement. The filing fee of $0 being paid herewith relates to the offering of 11,240,127 Ordinary Shares, offset by the registration fee of $8,429 previously paid in connection with 11,640,827 Ordinary Shares under the Existing Shelf Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 25, 2019

PROSPECTUS

$125,000,000 of Ordinary Shares, Warrants
and/or Debt Securities Offered by the Company

and

Up to 11,240,127 Ordinary Shares Offered by Selling Shareholders

MediWound Ltd.

We may offer from time to time in one or more series or issuances ordinary shares, warrants to purchase ordinary shares and/or debt securities consisting of debentures, notes or other evidences of indebtedness. We refer to the ordinary shares, warrants and debt securities collectively as “securities” in this prospectus.

In addition, the selling shareholders may offer up to 11,240,127 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

Each time we or a selling shareholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer the securities and selling shareholders may, from time to time, offer the ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the NASDAQ Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the NASDAQ Global Market under the symbol “MDWD.” The closing price of our ordinary shares, as reported on the NASDAQ Global Market on March 22, 2019 was $5.19.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3 of our most recent annual report on Form 20-F incorporated by reference in this prospectus, and the “Risk Factors” referenced on page 3 of this prospectus, and in any applicable supplement to this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 The date of this prospectus is            , 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus, and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ordinary shares under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $125 million. The selling shareholders may sell up to 11,240,127 ordinary shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, if required. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those referred to in “Risk Factors” and “Forward-Looking Statements.”

References to “we,” “us” and “our” in this prospectus, unless the context otherwise requires or as otherwise expressly stated, refer to MediWound Ltd.

MEDIWOUND LTD.

Overview

We are a fully integrated biopharmaceutical company focused on developing, manufacturing and commercializing novel therapeutics products based on our patented proteolytic enzyme technology to address unmet needs in the fields of severe burns, and chronic and other hard-to-heal wounds. Our innovative biopharmaceutical product, NexoBrid, has received marketing authorization from the European Medicines Agency, or EMA, and the Israeli, Argentinean, South Korean and Russian Ministries of Health for removal of dead or damaged tissue, known as eschar, in adults with deep partial- and full-thickness thermal burns, also referred to as severe burns. NexoBrid, which is based on our patented proteolytic enzyme technology, represents a new paradigm in burn care management and our clinical trials have demonstrated, with statistical significance, its ability to non-surgically and rapidly remove the eschar earlier relative to the existing standard of care upon patient admission, without harming viable tissues. We have launched NexoBrid in Europe, and in Israel, Argentina and South Korea through our local distributor, and plan to launch NexoBrid in Russia, through our local distributor, in the first half of 2019.

Our second innovative product, EscharEx is a topical biological drug being developed for debridement of chronic and other hard-to-heal wounds and is complementary to the large number of existing wound healing products, which require a clean wound bed in order to heal the wound. EscharEx contains the same proteolytic enzyme technology as NexoBrid, and benefits from the wealth of existing development data on NexoBrid.  In two Phase 2 studies, EscharEx has demonstrated safety and efficacy in the debridement of chronic and other hard-to-heal wounds, within a few daily applications.

In addition, we are currently developing additional product candidates, such as MWPC003, for other indications based on the same patented proteolytic enzyme technology that underlies NexoBrid and EscharEx.

Material Business Updates

Following the conclusion of the year ended December 31, 2018, we have progressed further with research and development activities and clinical studies related to seeking regulatory approval for our NexoBrid product from the U.S. Food and Drug Administration, or the FDA, for certain indications. We have briefly summarized these developments below.

Positive Top-Line Results from U.S. NexoBrid Phase 3 DETECT Study

In January 2019, we announced that we had achieved our primary and all secondary end-points in our U.S. Phase 3 DETECT study for NexoBrid. This Phase 3 study involved 175 patients at 44 burn centers and was aimed at evaluating the efficacy and safety of NexoBrid in removing burn eschar for hospitalized patients with severe, deep partial thickness, or DPT, and full thickness, or FT, thermal burns. The study’s primary endpoint was complete eschar removal—for that endpoint,  NexoBrid was tested against treatment with gel vehicle. The study’s secondary endpoints were reduction in surgical burden, earlier eschar removal and reduced blood loss, for which NexoBrid was measured against the standard-of-care arm, or SOC. Wound closure and long-term cosmesis are being assessed as safety endpoints versus the SOC to document no deleterious effect. The study has been fully funded by BARDA.

The study’s primary and secondary endpoints were met as follows:

Primary Endpoint

The study met its primary endpoint with statistical significance. Patients treated with NexoBrid demonstrated a significantly higher incidence of complete eschar removal compared with patients treated with the gel vehicle (NexoBrid: 93.3% (70/75) vs. gel vehicle: 4.0% (1/25)).

Secondary Endpoints
The study included secondary endpoints that were all met with statistical significance and provided further insight on several efficacy parameters:

Patients treated with NexoBrid demonstrated a significantly lower incidence of surgical eschar removal compared with patients treated with the SOC (NexoBrid: 4.0% (3/75) vs. SOC: 72.0% (54/75)).

Patients treated with NexoBrid demonstrated a significantly shorter time to achieve complete eschar removal compared with patients treated with the SOC (median time - NexoBrid: 1.0 days vs. SOC: 3.8 days).

Patients treated with NexoBrid incurred significantly lower blood loss during the eschar removal procedure compared with patients treated with the SOC (mean volume – NexoBrid: 14.2 ml vs. SOC: 814.5 ml, p<0.00014).

Safety

Patients treated with NexoBrid had a non-inferior time to complete wound closure compared with patients treated with the SOC.

The overall safety profile of NexoBrid in the study is good, and consistent with the safety data known from previous studies.

Long-Term Safety Follow Up

The planned twelve-month and twenty-four month safety follow-ups for cosmesis, function, quality of life and safety measurements are ongoing, and we expect to submit to the FDA the analysis of the twelve-month safety follow-up in the first half of 2020 and the twenty-four month safety follow-up in the first half of 2021.

Biological License Application (BLA) Submission Plan

Following the above-described successful U.S. Phase 3 DETECT study results, we announced that we plan to submit the FDA Biologics License Application, or BLA, for NexoBrid to treat patients with DPT and FT thermal burns in the second half of 2019 based on the above available acute primary, secondary, and safety data, while we will submit the twelve-month safety follow-up data during the FDA’s review of the BLA, subject to the FDA’s concurrence at a pre-BLA meeting that is planned for the first half of 2019.

Corporate Information

We are incorporated under the laws of the State of Israel. Our principal executive offices are located at 42 Hayarkon Street, Yavne 8122745, Israel, and our telephone number is +972 (77) 971-4100. Our website address is www.MediWound.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2018, in any other filings that we make with the SEC subsequent to the date of this prospectus which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, warrants to purchase ordinary shares and/or debt securities as shall have a maximum aggregate offering price of $125 million. The selling shareholders may sell from time to time pursuant to this prospectus up to 11,240,127 ordinary shares. The actual price per share of the shares that we or the selling shareholders will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of rental expense deemed representative of interest.

	For the Year Ended December 31,
	2014	2015	2016	2017	2018
Ratio of earnings to fixed charges	0	0	0	0	0

For the purpose of these computations, earnings (losses) have been calculated as the sum in thousands of loss before income taxes plus fixed charges. Fixed charges for each of the years ended December 31, 2014, 2015, 2016, 2017 and 2018 consist of $0.

	For the Year Ended December 31,
	2014	2015	2016	2017	2018
Earnings (losses):	$(18,875)	$(21,671)	$(18,885)	$(14,533)	$(5,665)
Fixed charges:	$0	0	0	0	0
Total fixed charges
Net loss plus fixed charges	$(18,875)	$(21,671)	$(18,885)	$(14,533)	$(5,665)
Ratio of earnings to fixed charges	0	0	0	0	0

As of the date of this prospectus, we have no preferred shares outstanding and have not declared or paid any dividends on preferred shares for the periods set forth above.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares began trading publicly on the NASDAQ Global Market on March 20, 2014 under the symbol “MDWD.” You should carefully review the high and low prices of our ordinary shares for the months, quarters and years indicated under the heading “Item 9. The Offer and Listing” in our annual report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference herein. We will provide updated share price information for more recent periods of time in a prospectus supplement and/or in our future annual reports on Form 20-F, which information will be deemed incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes, which may include continued product development and commercialization. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this prospectus, an aggregate of up to 11,240,127 of our ordinary shares. All of these shares were acquired before our initial public offering, or IPO, in March 2014.

The selling shareholders are expected to consist of those shareholders who have the right to include their securities in a registration or offering effected by us under the terms of our Registration Rights Agreement, dated March 25, 2014, which we refer to as the Registration Rights Agreement.

Information about the selling shareholders, where applicable, including their identities, the amount of ordinary shares owned by each selling shareholder prior to the offering, the number of ordinary shares to be offered by each selling shareholder and the amount of ordinary shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling shareholders may not sell any ordinary shares pursuant to this prospectus until we have identified such selling shareholders and the ordinary shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, warrants and debt securities comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $125 million.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A as filed with the SEC on March 12, 2014 and incorporated by reference herein.

The following description of our share capital and provisions of articles of association and the Israeli Companies Law, 5759-1999, or the Israeli Companies Law, are summaries and do not purport to be complete.

General

Our authorized share capital consists of 32,244,508 ordinary shares, par value NIS 0.01 per share, of which 27,178,839 shares are issued and outstanding as of March 25, 2019.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not provide any preemptive rights.

Our registration number with the Israeli Registrar of Companies is 51-289494-0. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a meeting of shareholders have the power to elect all of our directors, subject to special approval requirements for external directors.

Under our articles of association, our board of directors must consist of at least five and not more than nine directors, including at least two external directors, to the extent they are then required to be appointed under the Israeli Companies Law (currently, we are required to appoint external directors). At any time the minimum number of directors (other than the external directors) shall not fall below three.

Pursuant to our articles of association, each of our directors, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, will be elected by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority voting power of our shareholders at a general meeting of our shareholders or until his or her office expires by operation of law, in accordance with the Israeli Companies Law. In addition, our articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve until the next annual general meeting of shareholders. External directors (if then required) are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Israeli Companies Law.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares, or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our articles of association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors, or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which for a company such as ours, must be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be passed at a general meeting of our shareholders:

•	amendments to our articles of association;
•	appointment or termination of our auditors;
•	appointment of external directors;
•	approval of certain related party transactions;
•	increases or reductions of our authorized share capital;
•	a merger; and
•
the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law and under our articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our articles of association, holders of our ordinary shares are entitled to one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. As permitted under the Israeli Companies Law and the NASDAQ Listing Rules, due to our status as a foreign private issuer, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our articles of association. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) approval of certain compensation-related matters, requires the approval of a special majority of our shareholders. Under our articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles of association.

Registration Rights

We have entered into the Registration Rights Agreement with certain of our shareholders. Pursuant to the Registration Rights Agreement, holders of a total of 11,240,127 of our ordinary shares have the right to require us to register the resale of these shares under the Securities Act under specified circumstances and will have incidental registration rights as described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

At any time, the holders of a majority of the registrable securities (as defined in the Registration Rights Agreement) then outstanding may request that we file a registration statement with respect to a majority of the registrable securities then outstanding (or a lesser percentage if the anticipated aggregate offering price, net of selling expenses, exceeds $5.0 million). Upon receipt of such registration request, we are obligated to file a registration statement. Currently, as we are eligible under applicable securities laws to file a registration statement on Form F-3, we may be required to effect up to two such registrations within any 12-month period.

We will not be obligated to file a registration statement at such time if in the good faith judgment of our board of directors, such registration would be materially detrimental to the company and its shareholders, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving us; (ii) require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential; or (iii) render us unable to comply with requirements under the Securities Act or Exchange Act. In addition, we have the right not to effect or take any action to effect a registration statement during the period that is 60 days (or 30 days in the case of a registration statement on Form F-3) before the date of filing our registration statement (as estimated by us in good faith), and ending on a date that is 180 days (or 90 days in the case of a registration statement on Form F-3) after the date of such filing.

Piggyback Registration Rights

In addition, if we register any of our ordinary shares in connection with the public offering of such securities solely for cash, the holders of all registrable securities are entitled to at least 10 days’ notice of the registration and to include all or a portion of their registrable securities in the registration. If the public offering that we are effecting is underwritten, the right of any shareholder to include shares in the registration related thereto is conditioned upon the shareholder accepting the terms of the underwriting as agreed between us and the underwriters and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of our offering.

Other Provisions

We will pay all registration expenses (other than underwriting discounts and selling commissions) and the reasonable fees and expenses of a single counsel for the selling shareholders, related to any demand or piggyback registration. The demand and piggyback registration rights described above will expire on March 24, 2021.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company's issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the company's shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a full tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company's issued and outstanding share capital or of the applicable class.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company's outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party's board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party's shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company's own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to a special majority approval at a general meeting of shareholders, pursuant to which either of the following conditions must be met:

•
at least a majority of the shares held by all shareholders who do not have a personal interest in the approval of the merger and who are present and voting at the meeting are voted in favor of the merger, excluding abstentions; or

•	the shares voted against the merger by shareholders who have no personal interest in the merger and who are present and voting at the meeting do not exceed 2% of the voting rights in the company.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares providing rights different from those provided by our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares providing preemptive rights. As of December 31, 2018, no preferred shares are authorized under our articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law.

Borrowing Powers

Pursuant to the Israeli Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in our share capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

As of December 31, 2018, we had 27,178,839 ordinary shares outstanding. As of December 31, 2018, no preferred shares were authorized under our articles of association. In the future, we may seek to increase the number of ordinary shares authorized under our articles of association in order to offer shares pursuant to the registration statement of which this prospectus forms a part, to the extent such an offering would exceed the maximum share capital currently authorized. The authorization of such an increase will require an amendment to our articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. Such prior shareholder approval and the subsequent effectiveness of the amendment will be conditions to the issuance of ordinary shares offered pursuant to the registration statement of which this prospectus forms a part, to the extent such an offering would exceed the maximum share capital currently authorized. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above under “—Voting Rights.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, New York, New York.

Listing

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “MDWD.”

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

Stock Options. Since January 1, 2016, we have issued 290,875 ordinary shares upon the exercise of stock options, at a weighted average exercise price equal to $1.23 per share.

September 2017 Follow-On Public Offering. In September 2017, we closed a follow-on offering of ordinary shares in the United States. The offering commenced on September 18, 2017 and was closed on September 21, 2017. Cowen and Company, LLC and Wells Fargo Securities, LLC acted as joint lead underwriters for the offering. We issued and sold a total of 5,037,664 ordinary shares at a price per share of $5.00 with aggregate gross proceeds of approximately $25.2 million. Under the terms of the offering, we incurred aggregate underwriting discounts of approximately $1.5 million and expenses of approximately $0.9 million in connection with the offering, resulting in net proceeds to us of approximately $22.8 million. The offering was conducted pursuant to our previous registration statement on Form F-3 (File No. 333-209106).

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.  The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, any material Israeli and U.S. federal income tax considerations;
•	the anti-dilution provisions of such warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report of foreign private issuer on Form 6-K. We encourage you to read the indenture, because the indenture will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

 We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) and/or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for our ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or  prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholders will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling shareholders under these arrangements to close out any related open borrowings of securities.

We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES ASSOCIATED WITH THE REGISTRATION

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$4,777.49
FINRA filing fee	$3.800.00
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing fees	*
Miscellaneous	*
TOTAL	$8,577.49

* To be provided by a prospectus supplement or a report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel. Certain other matters with respect to U.S. and New York law and the validity of the offered debt securities under New York law will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of MediWound Ltd. incorporated by reference in this prospectus by reference to MediWound Ltd.’s annual report on Form 20-F for the year ended December 31, 2018 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, an independent registered public accounting firm, as set forth in their report therein, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy the registration statement, including the related exhibits and schedules, as well as any document we file with the SEC without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.MediWound.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•	our annual report on Form 20-F (SEC File No. 001-36349) for the fiscal year ended December 31, 2018, filed with the SEC on March 25, 2019; and
•
the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 12, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MediWound Ltd.
c/o LifeSci Advisors
Attn: Jeremy Feffer, Managing Director
Email: jeremy@lifesciadvisors.com
Tel: (212) 915-2568

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar Liquornik Geva Leshem Tal, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and
•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

MediWound Ltd.

$125,000,000 of

Ordinary Shares,

Warrants and/or

Debt Securities

Offered by the Company

and

11,240,127 Ordinary Shares Offered by Selling Shareholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association do include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder, if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;
•	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and
•	a financial liability imposed on the office holder in favor of a third party.

Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising solely out of the negligent conduct of the office holder;
•	an act or omission committed with intent to derive illegal personal benefit; or
•	a fine, civil fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Israeli Companies Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law. In addition, we have entered into agreements with each of our directors and executive officers exculpating them from liability to us for damages caused to us as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by our articles of association and Israeli Law.

Item 9. Exhibits.

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement (1)
4.1
Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s registration statement on Form F‑1 (SEC File No. 333‑193856), filed with the SEC on March 14, 2014)

4.2
First Amendment to the Amended and Restated Articles of Association, effective as of June 12, 2014 (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20‑F for the year ended December 31, 2014 (SEC File No. 001‑36349) filed with the SEC on February 12, 2015

4.2	Second Amendment to the Amended and Restated Articles of Association, effective as of June 18, 2018 (incorporated by reference to Exhibit 1.3 to the Company’s Annual Report on Form 20‑F for the year ended December 31, 2018 (SEC File No001-36349) filed with the SEC on March 25, 2019
4.2	Form of Indenture relating to debt securities
4.3	Specimen share certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s registration statement on Form F-1 (File No. 333-193856), filed with the SEC on March 3, 2014)
4.4	Form of Warrant Agreement (1)
4.5	Form of Warrant Certificate (1)
4.6	Form of Debt Security (1)
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares and warrants (including consent)
5.2	Opinion of Latham & Watkins LLP, U.S. counsel to the registrant, as to the validity of the debt securities (including consent)
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges(1)
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included in signature page to Registration Statement)
25.1	Statement of Eligibility of Trustee Under Indenture (2)

(1)	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.
(2)	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings.

(1)	The undersigned registrant hereby undertakes:
	(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by section 10(a)(3) of the Securities Act need not be furnished,  provided  that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

	(e)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(f)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yavne, Israel on this 25th day of March, 2019.

MEDIWOUND LTD.
By:	/s/ Gal Cohen
Name: Gal Cohen
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Gal Cohen and Sharon Malka, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 25, 2019 in the capacities indicated:

Signatures	Title
/s/ Gal Cohen Gal Cohen	President and Chief Executive Officer (Principal Executive Officer)

/s/ Sharon Malka Sharon Malka	Chief Financial and Operation Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen T. Wills Stephen T. Wills	Active Chairman of the Board of Directors

/s/ Ofer Gonen Ofer Gonen	Director

/s/ Assaf Segal Assaf Segal	Director

/s/ Vickie R. Driver M.D Vickie R. Driver M.D	Director

/s/ Nissim Mashiach Nissim Mashiach	Director

/s/ Sharon Kochan Sharon Kochan	Director

PUGLISI & ASSOCIATES	Authorized Representative in the United States
By:/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director